Exhibit 99.1

Barnes & Noble Announces First Quarter Results: Comparable Store Sales Increase 9.4%, EPS Exceeds Estimates

    NEW YORK--(BUSINESS WIRE)--May 18, 2004--Barnes & Noble, Inc.
(NYSE:BKS), the world's largest bookseller, today reported sales and earnings for the first quarter ended May 1, 2004.

    FIRST QUARTER RESULTS

    Barnes & Noble store sales were $910.2 million for the quarter, an increase of 13% over the prior year. First quarter comparable store sales increased 9.4%. The company opened nine new Barnes & Noble stores and closed three locations ending the quarter with 653 stores.
    B. Dalton sales, which comprise approximately 4% of total bookstore sales, were $39.7 million for the quarter, a decrease of (13%) over the prior year, due primarily to store closings. The company closed seven stores ending the quarter with 188 stores. First quarter comparable store sales increased 6.0%.
    Earnings for the bookstore business, including publishing, were $0.21 per share in the first quarter versus a loss of ($0.05) per share in the prior year.
    On April 27, 2004, Barnes & Noble.com reported a first quarter net loss of ($9.8) million, an improvement of 26% from the year-ago period. The company's share of net losses for Barnes & Noble.com, after taxes, was ($6.8) million or ($0.10) per share for the quarter.
    GameStop, the nation's largest video-game and entertainment-software specialty retailer, today reported sales of $371.7 million for the quarter, an increase of 16% over the prior year period. First quarter comparable store sales decreased (1.8)%. The company's share of net earnings was $4.0 million or $0.06 per share for the quarter.
    Consolidated net earnings for the first quarter was $12.5 million, or $0.17 per share, versus a loss of ($2.0) million, or ($0.03) per share, in the prior year.

    SECOND QUARTER GUIDANCE

    For the second quarter, the company expects comparable store sales at Barnes & Noble stores to decrease between (2%) and (3%). Full-year comparable store sales are expected to increase approximately 2%.
    "The healthy gains in our first quarter comparable store sales were driven by an easy comparison to 2003 and from the extraordinary sales of hard cover books, particularly books on politics and the war in Iraq," said Steve Riggio, Chief Executive Officer of Barnes & Noble, Inc. "Although the second quarter comparable store sales comparison will be difficult due to the June release of Harry Potter last year, we expect that the impact on earnings will be minimal due to the low margins associated with the heavily discounted title."
    For the second quarter, Barnes & Noble.com expects net sales to range between $85 million and $95 million. On May 3, 2004, Barnes & Noble.com filed a definitive proxy statement with the Securities and Exchange Commission regarding the proposed merger with a subsidiary of Barnes & Noble, Inc. Upon completion of the merger, Barnes & Noble.com will become a wholly owned subsidiary of Barnes & Noble, Inc. Barnes & Noble, Inc. expects to complete the acquisition of Barnes & Noble.com on or about May 27, 2004.
    For the second quarter, GameStop expects comparable store sales to range from (1.0%) to (3.0%).
    The following tables present EPS guidance for the second quarter and the full year. EPS guidance for GameStop is based on the company's approximate 63% ownership interest.



SECOND QUARTER EPS                    2004 Guidance(a)
------------------                    ----------------      2003
                                        Low     High    Pro forma (b)
                                      -------  -------  -------------
Barnes & Noble Bookstores              $0.17    $0.19          $0.19
Barnes & Noble.com                     (0.11)   (0.09)         (0.13)
                                      -------  -------  -------------
   Total Book Operating Segment         0.06     0.10           0.06
   Total Video Game Operating Segment   0.06     0.07           0.06
                                      -------  -------  -------------
   Consolidated                        $0.12    $0.17          $0.12
                                      =======  =======  =============

FULL YEAR EPS                         2004 Guidance(c)
-------------                         ----------------      2003
                                        Low     High    Pro forma (b)
                                      -------  -------  -------------
Barnes & Noble Bookstores (d)          $1.88    $1.90          $1.75
Barnes & Noble.com                     (0.21)   (0.18)         (0.35)
                                      -------  -------  -------------
   Total Book Operating Segment (d)     1.67     1.72           1.40
   Total Video Game Operating Segment   0.52     0.54           0.50
                                      -------  -------  -------------
   Consolidated (d)                    $2.19    $2.26          $1.90
                                      =======  =======  =============

(a) Based on a weighted average share count of approximately 71 million.
(b) Pro forma as if the company consolidated 100% of Barnes & Noble.com for the full year.
(c) Based on a weighted average share count of approximately 80 million.
(d) Includes the impact of $10.2 million interest addback on the convertible notes.

    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 1:00 P.M. ET on Tuesday, May 18, 2004, and is accessible at www.barnesandnobleinc.com/financials, where it will be archived until June 25, 2004. The call will also be archived at www.fulldisclosure.com for one year.
    Barnes & Noble, Inc. will report second quarter earnings on or about August 19, 2004.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE:BKS) is the world's largest bookseller, operating 653 Barnes & Noble stores in 49 states. It also operates 188 B. Dalton Bookseller stores, primarily in regional shopping malls. The company offers titles from more than 50,000 publisher imprints, including thousands of small, independent publishers and university presses. It conducts its e-commerce business through Barnes & Noble.com (NASDAQ:BNBN) (http://www.bn.com).
    Barnes & Noble also has approximately a 63% interest in GameStop (NYSE:GME), the nation's largest video game and entertainment software specialty retailer with 1,603 stores.
    General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com/financials.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                         First Quarter Summary
               ($ in millions, except per share amounts)

                                                  13 weeks ended
                                           ---------------------------
                                            May 1, 2004   May 3, 2003
                                           ------------- -------------

Sales
   Barnes & Noble Bookstores               $        966           864
   Barnes & Noble.com (a)                           115             -
                                           ------------- -------------
      Total Book operating segment                1,081           864

   GameStop
      Total Video Game operating segment            372           322
                                           ------------- -------------
      Total sales                                 1,453         1,186
                                           ------------- -------------

Operating profit (loss)
   Barnes & Noble Bookstores                         27            (1)
   Barnes & Noble.com (a)                           (10)            -
                                           ------------- -------------
      Total Book operating segment                   17            (1)

   GameStop
      Total Video Game operating segment             11            11
                                           ------------- -------------
      Total operating profit                         28            10
                                           ------------- -------------

Depreciation and amortization
   Barnes & Noble Bookstores                         30            33
   Barnes & Noble.com (a)                             6             -
                                           ------------- -------------
      Total Book operating segment                   36            33

   GameStop
      Total Video Game operating segment              8             6
                                           ------------- -------------
      Total depreciation and amortization            44            39
                                           ------------- -------------

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
   Barnes & Noble Bookstores                         57            32
   Barnes & Noble.com (a)                            (4)            -
                                           ------------- -------------
      Total Book operating segment                   53            32

   GameStop
      Total Video Game operating
       segment (b)                                   12            11
                                           ------------- -------------
      Total EBITDA                                   65            43
                                           ------------- -------------

EPS
   Barnes & Noble Bookstores                       0.21         (0.05)
   Barnes & Noble.com (c)                         (0.10)        (0.04)
                                           ------------- -------------
      Total Book operating segment                 0.11         (0.09)

   GameStop
      Total Video Game operating
       segment (b)                                 0.06          0.06
                                           ------------- -------------
      Total EPS                                    0.17         (0.03)
                                           ------------- -------------

      Weighted average shares outstanding        70,717        64,867



(a) Barnes & Noble.com has been consolidated since September 15, 2003, the date of acquiring Bertelsmann's interest.
(b) Based on Barnes & Noble, Inc.'s percentage ownership interest in GameStop, approximately 63%.
(c) Results accounted for under the equity method through September 15, 2003, and consolidated thereafter.



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)

                                                 13 weeks ended
                                           ---------------------------
                                            May 1, 2004   May 3, 2003
                                           ------------- -------------

Sales                                      $  1,452,845     1,185,605
Cost of sales and occupancy                   1,067,978       884,960
                                           ------------- -------------
   Gross profit                                 384,867       300,645
                                           ------------- -------------
Selling and administrative expenses             309,274       250,673
Depreciation and amortization                    44,717        39,040
Pre-opening expenses                              2,631         1,502
                                           ------------- -------------
   Operating profit                              28,245         9,430
Interest expense, net                            (4,327)       (4,643)
Equity in net loss of Barnes & Noble.com              -        (4,972)
                                           ------------- -------------
   Income (loss) before taxes and
    minority interest                            23,918          (185)
Income taxes                                      9,541           (75)
                                           ------------- -------------
   Income (loss) before minority interest        14,377          (110)
Minority interest                                (1,923)       (1,916)
                                           ------------- -------------
   Net income (loss)                             12,454        (2,026)
                                           ============= =============

Income (loss) per common share:
   Basic                                   $       0.18         (0.03)
   Diluted                                 $       0.17         (0.03)


Weighted average common shares outstanding
   Basic                                     68,146,000    64,867,000
   Diluted                                   70,717,000    64,867,000


Percentage of sales:
Sales                                             100.0%        100.0%
Cost of sales and occupancy                        73.5%         74.6%
                                           ------------- -------------
   Gross profit                                    26.5%         25.4%
                                           ------------- -------------
Selling and administrative expenses                21.3%         21.1%
Depreciation and amortization                       3.1%          3.3%
Pre-opening expenses                                0.2%          0.2%
                                           ------------- -------------
   Operating profit                                 1.9%          0.8%
Interest expense, net                              -0.3%         -0.4%
Equity in net loss of Barnes & Noble.com            0.0%         -0.4%
                                           ------------- -------------
   Income (loss) before taxes and
    minority interest                               1.6%          0.0%
Income taxes                                        0.6%          0.0%
                                           ------------- -------------
   Income (loss) before minority interest           1.0%          0.0%
Minority interest                                  -0.1%         -0.2%
                                           ------------- -------------
   Net income (loss)                                0.9%         -0.2%
                                           ============= =============



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (thousands of dollars, except per share data)

                                                           January 31,
                                   May 1, 2004 May 3, 2003    2004
                                   ----------- ----------- -----------
       ASSETS

Current assets:
   Cash and cash equivalents       $  354,163     195,987     487,200
   Receivables, net                    52,151      64,014      60,529
   Barnes & Noble.com receivable            -      35,920           -
   Merchandise inventories          1,525,834   1,418,377   1,526,156
   Prepaid expenses and other
    current assets                    117,712     103,539     119,604
                                   ----------- ----------- -----------
        Total current assets        2,049,860   1,817,837   2,193,489
                                   ----------- ----------- -----------

Property and equipment:
   Land and land improvements          15,276       3,247       3,247
   Buildings and leasehold
    improvements                      529,645     491,278     533,272
   Fixtures and equipment           1,163,141     949,266   1,141,317
                                   ----------- ----------- -----------
                                    1,708,062   1,443,791   1,677,836
   Less accumulated depreciation
    and amortization                1,022,677     842,580     991,187
                                   ----------- ----------- -----------
      Net property and equipment      685,385     601,211     686,649
                                   ----------- ----------- -----------

Goodwill                              509,244     391,704     509,244
Intangible assets, net                 93,222      47,713      94,574
Investment in Barnes & Noble.com            -      19,782           -
Other noncurrent assets                22,695      23,009      23,338
                                   ----------- ----------- -----------
   Total assets                    $3,360,406   2,901,256   3,507,294
                                   =========== =========== ===========

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                $  792,198     661,556     858,068
   Accrued liabilities                480,622     420,861     583,773
                                   ----------- ----------- -----------
      Total current liabilities     1,272,820   1,082,417   1,441,841
                                   ----------- ----------- -----------

Long-term debt                        300,000     357,000     300,000
Deferred income taxes                 169,960     119,845     170,066
Other long-term liabilities           108,493     115,142     108,441

Minority interest                     230,934     202,979     227,287

Shareholders' equity:
   Common stock; $.001 par value;
    300,000,000 shares authorized;
    77,213,364, 73,470,067 and
    76,854,856 shares issued,
    respectively                           77          73          77
   Additional paid-in capital         926,944     832,339     914,319
   Accumulated other comprehensive
    loss                               (8,756)    (11,032)     (8,579)
   Retained earnings                  555,957     389,624     543,503
   Treasury stock, at cost,
    9,007,700, 8,807,700
    and 8,807,700 shares,
    respectively                     (196,023)   (187,131)   (189,661)
                                   ----------- ----------- -----------
      Total shareholders' equity    1,278,199   1,023,873   1,259,659
                                   ----------- ----------- -----------
Commitments and contingencies               -           -           -
                                   ----------- ----------- -----------
   Total liabilities and
    shareholders' equity            $3,360,406  2,901,256  3,507,294
                                   =========== =========== ===========



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                         First Quarter Summary
     Pro Forma as if the Company Owned 100% of Barnes & Noble.com
                    at the Beginning of Fiscal 2003
               ($ in millions, except per share amounts)


                                                  13 weeks ended
                                            --------------------------
                                             May 1, 2004   May 3, 2003
                                            -------------  -----------

Sales
    Barnes & Noble Bookstores               $        966          864
    Barnes & Noble.com (a)                           115          106
                                            -------------  -----------
        Total Book operating segment               1,081          970

    GameStop
        Total Video Game operating segment           372          322
                                            -------------  -----------
        Total sales                                1,453        1,292
                                            -------------  -----------

Operating profit (loss)
    Barnes & Noble Bookstores                         27           (1)
    Barnes & Noble.com (a)                           (10)         (13)
                                            -------------  -----------
        Total Book operating segment                  17          (14)

    GameStop
        Total Video Game operating segment            11           11
                                            -------------  -----------
        Total operating profit (loss)                 28           (3)
                                            -------------  -----------

Depreciation and amortization
    Barnes & Noble Bookstores                         30           33
    Barnes & Noble.com (a)                             6            7
                                            -------------  -----------
        Total Book operating segment                  36           40

    GameStop
        Total Video Game operating segment             8            6
                                            -------------  -----------
        Total depreciation and amortization           44           46
                                            -------------  -----------

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
    Barnes & Noble Bookstores                         57           32
    Barnes & Noble.com (a)                            (4)          (6)
                                            -------------  -----------
        Total Book operating segment                  53           26

    GameStop
      Total Video Game operating segment (b)          12           11
                                            -------------  -----------
        Total EBITDA                                  65           37
                                            -------------  -----------

EPS
    Barnes & Noble Bookstores                       0.21        (0.05)
    Barnes & Noble.com (a)                         (0.10)       (0.12)
                                            -------------  -----------
        Total Book operating segment                0.11        (0.17)

    GameStop
      Total Video Game operating segment (b)        0.06         0.06

                                            -------------  -----------
        Total EPS                                   0.17        (0.11)
                                            -------------  -----------

        Weighted average shares outstanding       70,717       64,867


(a) For pro forma purposes only, the company has included 100% of the results of Barnes & Noble.com for all periods presented.
(b) Based on Barnes & Noble, Inc.'s percentage ownership interest in GameStop, approximately 63%.



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
     Pro Forma as if the Company Owned 100% of Barnes & Noble.com
                    at the Beginning of Fiscal 2003
             (thousands of dollars, except per share data)

                                                   13 weeks ended
                                               -----------------------
                                               May 1, 2004 May 3, 2003
                                               ----------- -----------

Sales                                          $1,452,845   1,291,569
Cost of sales and occupancy                     1,067,978     967,586
                                               ----------- -----------
   Gross profit                                   384,867     323,983
                                               ----------- -----------
Selling and administrative expenses               309,274     279,933
Depreciation and amortization                      44,717      46,393
Pre-opening expenses                                2,631       1,502
                                               ----------- -----------
   Operating profit                                28,245      (3,845)
Interest expense, net                              (4,327)     (4,506)
                                               ----------- -----------
    Income (loss) before taxes and minority
     interest                                      23,918      (8,351)
Income taxes                                        9,541      (3,428)
                                               ----------- -----------
    Income (loss) before minority interest         14,377      (4,923)
Minority interest                                  (1,923)     (1,916)
                                               ----------- -----------
     Net income (loss)                             12,454      (6,839)
                                               =========== ===========

Income (loss) per common share:
     Basic                                     $     0.18       (0.11)
     Diluted                                   $     0.17       (0.11)


Weighted average common shares outstanding
     Basic                                     68,146,000  64,867,000
     Diluted                                   70,717,000  64,867,000


Percentage of sales:
Sales                                               100.0%      100.0%
Cost of sales and occupancy                          73.5%       74.9%
                                               ----------- -----------
   Gross profit                                      26.5%       25.1%
                                               ----------- -----------
Selling and administrative expenses                  21.3%       21.7%
Depreciation and amortization                         3.1%        3.6%
Pre-opening expenses                                  0.2%        0.1%
                                               ----------- -----------
   Operating profit                                   1.9%       -0.3%
Interest expense, net                                -0.3%       -0.3%
                                               ----------- -----------
    Income (loss) before taxes and minority
     interest                                         1.6%       -0.6%
Income taxes                                          0.6%       -0.2%
                                               ----------- -----------
    Income (loss) before minority interest            1.0%       -0.4%
Minority interest                                    -0.1%       -0.1%
                                               ----------- -----------
     Net income (loss)                                0.9%       -0.5%
                                               =========== ===========

    CONTACT: Barnes & Noble, Inc.
             Media:
             Mary Ellen Keating, 212-633-3323
             or
             Investor Relations:
             Joseph J. Lombardi, 212-633-3215